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                                                                   Exhibit 10.11

                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT, dated as of ___________, 1996 ("this Agreement"), by and between AppliedTheory Corporation, a Delaware corporation (the "Company"), and ______________ ("Indemnitee").

WITNESSETH

                  WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors, executive officers, or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

                  WHEREAS, the current difficulties or virtual impossibility of obtaining adequate insurance and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

                  WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

                  WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

                  WHEREAS, the Shareholders of the Company have adopted the Amended and Restated Certificate of Incorporation of the Company (the "Certificate") and the Amended and Restated Bylaws of the Company (the "Bylaws") providing for the indemnification of the directors, officers, agents and employees of the Company to the full extent permitted by the Delaware General Corporation Law (the "DGCL");

                  WHEREAS, the Certificate, the Bylaws and DGCL specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors and its executive officers with respect to indemnification of such directors and executive officers; and

                  WHEREAS, this Agreement is being entered into as part of Indemnitee's total compensation for serving as a director and/or an executive officer, as the case may be;

                  NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
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                  SECTION 1. Service by Indemnitee.

                  Indemnitee agrees to serve as director of the Company and/or executive officer of the Company if so designated by the Company and appointed by the Board of Directors, and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

                  SECTION 2. Indemnification.

                  The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Certificate, the Bylaws, the DGCL or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the scope of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include indemnification in respect of the Company's proposed initial public offering of Common Stock pursuant to its Registration Statement on Form S-1 (File No. 333-72133) and shall further include any other public offerings of securities by the Company, and shall not be limited to those rights set forth hereinafter, except to the extent expressly prohibited by applicable law.

                  SECTION 3. Action or Proceeding Other Than an Action by or in the Right of the Company.

                  Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if he is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, partner, trustee or fiduciary of any other entity (a "Related Company") or by reason of anything done or not done by him in any such capacity. Pursuant to this Section 3, Indemnitee shall be indemnified against reasonable costs and expenses (including, but not limited to, counsel fees, costs, judgments, penalties, fines, ERISA excise taxes, and amounts paid in settlement) (collectively, "Damages") actually and reasonably incurred by him in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if, in the case of conduct


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in his official capacity with the corporation, he acted in good faith and in the
Company's best interests, and in all other cases, he acted in good faith and was at least not opposed to the Company's best interests, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (i) gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity pursuant to this Agreement shall be provided by the Company for Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

                  SECTION 4. Actions by or in the Right of the Company.

Indemnitee shall be entitled to the indemnification rights provided in this
Section 4 if he is or was made a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, partner, trustee or fiduciary of any other entity by reason of anything done or not done by him in any such capacity. Pursuant to this Section 4, Indemnitee shall be indemnified against Damages (as defined in Section 3 of Agreement) actually and reasonably incurred by him in connection with such action or suit (including, but not limited to the investigation, defense, settlement or appeal thereof) if, in the case of conduct in his official capacity with the corporation, he acted in good faith and in the Company's best interests, and in all other cases he acted in good faith and was at least not opposed to the Company's best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (i) gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action,


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suit or proceeding was authorized by the Board or a committee thereof. No indemnity pursuant to this Agreement shall be provided by the Company for Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

                  SECTION 5. Indemnification for Costs, Charges and Expenses of Serving as Witness.

                  Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served as a witness on behalf of the Company in any action, suit or proceeding involving the Company or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all reasonable costs, charges, and expenses (including counsel fees) actually and reasonably incurred by him or on his behalf in connection therewith.

                  SECTION 6. Partial Indemnification.

                  If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 3 or Section 4 hereof, and as a result is not entitled under Sections 3(i), 3(ii), 4(i) and 4(ii) hereof to indemnification by the Company for the total amount of reasonable Damages actually and reasonably incurred by him, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Sections 2 hereof, to the extent Indemnitee has been partially successful.

                  SECTION 7. Determination of Entitlement to Indemnification.

                  Upon written request by Indemnitee for indemnification pursuant to Section 3 or Section 4 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (b) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (c) by the stockholders, but shares owned by or voted under the control of directors, including the Indemnitee, who are at the time parties to the proceeding may not be voted on the determination. Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by any state or federal court situated in the State of New York. Such determination of entitlement to indemnification shall be made no later than sixty (60) days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Damages incurred by Indemnitee in connection with his request for indemnification hereunder shall be borne by the


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Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

                  SECTION 8. Presumptions and Effect of Certain Proceedings.

                  The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 7 that Indemnitee has made such request for indemnification. Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 3 or Section 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

                  SECTION 9. Advancement of Expenses and Costs.

                  All reasonable expenses and costs incurred by Indemnitee who is party to a proceeding (including counsel fees, retainers and advances of disbursements required of Indemnitee) (collectively, the "Expense Advance") shall be paid by the Company in advance of the final disposition of such action, suit or proceeding at the request of Indemnitee within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses and costs incurred by him in connection therewith. The Company's obligation to provide an Expense Advance is subject to the following conditions: (i) If the proceeding arose in connection with Indemnitee's service as a director and/or executive officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any related company), then the Indemnitee or his representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advance if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having


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jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise;
(ii) Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power; and (iii) Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee. Indemnitee's entitlement to such Expense Advance shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement. In the event that a claim for an Expense Advance is made hereunder and is not paid in full within twenty (20) days after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

                  SECTION 10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.

                  In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8, or if expenses are not advanced pursuant to Section 9, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of his entitlement to such indemnification or advance. The Company shall not oppose Indemnitee's right to seek any such adjudication or any other claim. Such judicial proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that he is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 or Section 8 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Damages actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

                  SECTION 11. Other Rights to Indemnification.

                  The indemnification and advancement of expenses (including counsel fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the By-Laws, provisions of the Certificate, vote of stockholders or Disinterested Directors, provision of law or otherwise.


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                  SECTION 12. Counsel Fees and Other Expenses to Enforce
Agreement.

                  In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against, any reasonable expenses for counsel fees and disbursements actually and reasonably incurred by him.

                  SECTION 13. Duration of Agreement.

                  This Agreement shall continue until and terminate upon the later of (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 3 or Section 4 of this Agreement or (b) the final termination of all pending or threatened actions, suits, proceedings or investigations with respect to Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.

                  SECTION 14. Severability.

                  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  SECTION 15. Identical Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

                  SECTION 16. Headings.

                  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.


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                  SECTION 17. Definitions.

                  For purposes of this Agreement:

                  (a) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

                  (b) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

                  SECTION 18. Modification and Waiver.

                  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  SECTION 19. Mutual Acknowledgment.

                  The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the U.S. Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

                  SECTION 20. Notice by Indemnitee.

                  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, whether civil, criminal or investigative.


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                  SECTION 21. Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed, to the following addresses:

                  (a)    to Indemnitee:
                         ________________________________________
                         ________________________________________
                         ________________________________________
                         ________________________________________

                  (b)    to the Company:
                         AppliedTheory Corporation
                         40 Cutter Mill Road, Suite 405
                         Great Neck, NY 11021
                         Attention:      Richard Mandelbaum,
                                         Chairman

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

                  SECTION 22. Other Agreements.

                  This Agreement restates and supersedes, but does not limit or negate, any indemnification, rights or interests of Indemnitee under any prior agreements between the Company and Indemnitee.

                  SECTION 23. Governing Law.

                  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       APPLIEDTHEORY CORPORATION



                                       By: ________________________
                                           Name:
                                           Title:

                                          INDEMNITEE:



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                                          _________________________
                                          Name:



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